Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-134085 of Synova Healthcare Group, Inc. on Form SB-2 of our report dated February 21, 2007 relating to the financial statements of Allendale Pharmaceuticals, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

March 20, 2007